FILED
                                                       A504200
                                         in the office of the Secretary of State
                                              of the State of California
                                                     FEB 15 1998
                                                    /s/ Bill Jones
                                              BILL JONES, SECRETARY OF STATE

                               AGREEMENT OF MERGER



         This Agreement of Merger (the "Agreement") is entered into this 17th day of December 1997 by and between Alpine Pictures International, Inc., a California corporation ("APII"), and Alpine Releasing Partners L. P., a California limited partnership ("ARPL"), with respect to the following facts:

                                    RECITALS

         A. A total of $1,138,000 of limited partnership interests was issued by ARPL in a private placement pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended.

         B.       APII is the general partner of ARPL.

         C. APII is a California corporation and ARPL is a California limited partnership.

         D. APII and ARPL desire to effect a merger with APII as the surviving entity, pursuant to the terms and conditions at this Agreement.

         NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by the parties to this Agreement, the parties hereby agree as follows:

         1.       Merger of the Partnership and Corporation

         APII and ARPL hereby agree to merge pursuant to Section 15678.1(b) of the California Corporations Code, with APII as the surviving corporation.

         2.       Effective Date of Merger

         The effective date of the Merger for all purposes will be February 15, 1998.

         3.       Terms of the Merger

         To implement the merger, APII hereby agrees to issue one share of its Common Stock, no par value, for each $.85 of limited partnership interests in ARPL (the "Conversion Rate"), on the effective date of tie merger as provided in
Section 2 of this Agreement. On the effective date of the merger, APII will issue the appropriate number of shares or its Common Stock to the limited partners of ARPL based on the Conversion Ratio, and each limited partner of ARPL will thereupon become a shareholder of APII. The affirmative approval of the limited partners of ARPL having made at least 75% of the total capital contributions to ARPL will be required in order to effectuate this merger. Furthermore, if limited partners of ARPL having made 10% or more of the total capital contributions to ARPL disapprove the merger (abstentions will not count as a disapproval), then the merger will not be effectuated.

         4.       Governing Law

         This Agreement will he governed by and construed under the laws of the State of California.

         IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written, to be effective on February 15, 1998.


APII                                         ALPINE PICTURES INTERNATIONAL, INC.

                                             By: /s/ Rene Torres
                                                --------------------------------
                                                Rene Torres, President

                                             By: /s/ Tom Hamilton
                                                --------------------------------
                                                Tom Hamilton, Secretary



ARPL:                                        ALPINE RELEASING PARTNERS L.P.

                                             By: /s/ Rene Torres
                                                --------------------------------
                                                Rene Torres, President

                                             By: /s/ Tom Hamilton
                                                --------------------------------
                                                Tom Hamilton, Secretary